Exhibit (h)(4)

Amendment No. 3 to Services Agreement

This amendment (the “Amendment”) between the parties signing below (“Parties”) amends the Existing Agreement as of February 1, 2024 (the “Amendment Effective Date”):

Term	Means
“Existing Agreement”	The Services Agreement between SS&C ALPS and Fund dated October 16, 2021, as amended or restated from time to time
“SS&C ALPS”	ALPS Fund Services, Inc.
“Fund”	MassMutual Premier Funds and MassMutual Advantage Funds on behalf of their respective series listed on Schedule B of the Existing Agreement, each referred to as the “Fund” for purposes of this Amendment

Except as amended hereby, all terms of the Existing Agreement remain in full force and effect. This Amendment replaces Schedule B to the Existing Agreement with the revised Schedule B attached hereto.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives.

ALPS Fund Services, Inc.		MassMutual Premier Funds
By:	/s/ Bhagesh Malde	By:	/s/ Renee Hitchcock
Name:	Bhagesh Malde	Name:	Renee Hitchcock
Title:	Authorized Signatory	Title:	CFO and Treasurer

MassMutual Advantage Funds
By:	/s/ Renee Hitchcock
Name:	Renee Hitchcock
Title:	CFO and Treasurer

Schedule B

List of Funds

MassMutual Premier Funds

	Class I	Class R5	Service Class	Administrative Class	Class A	Class R4	Class R3	Class Y	Class L	Class C
MassMutual High Yield Fund	MPHZX	MPHSX	DLHYX	MPHLX	MPHAX	MPHRX	MPHNX	BXHYX	N/A	BXHCX
MassMutual Short-Duration Bond Fund	MSTZX	MSTDX	MSBYX	MSTLX	MSHAX	MPSDX	MSDNX	BXDYX	BXDLX	BXDCX

MassMutual Advantage Funds

	Class I	Class Y	Class A	Class C
MassMutual Clinton Limited Term Municipal Fund	MMZPX	MMZQX	MMJDX	N/A
MassMutual Clinton Municipal Fund	MMZVX	MMZWX	MMZUX	N/A
MassMutual Clinton Municipal Credit Opportunities Fund	MMJBX	MMJCX	MMJAX	N/A
MassMutual Emerging Markets Debt Blended Total Return Fund	BXEIX	BXEYX	BXEAX	BXECX
MassMutual Global Credit Income Opportunities Fund	BXITX	BXIYX	BXIAX	BXICX
MassMutual Global Emerging Markets Equity Fund	BXQIX	BXQYX	BXQAX	BXQCX
MassMutual Global Floating Rate Fund	BXFIX	BXFYX	BXFAX	BXFCX